Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter and Full-Year 2016 Financial Results

Company achieves full-year record operating earnings, free cash flow1 and backlog

FOURTH-QUARTER HIGHLIGHTS

•	Sales of $1.9 billion, up 12 percent from a year ago, including $124 million from Airwave

•	Products sales of $1.2 billion, up $101 million or 9 percent

•	GAAP earnings per share (EPS) from continuing operations of $1.43

•	Non-GAAP EPS from continuing operations[2] of $2.03, up 28 percent

•	Generated $513 million in operating cash flow; $1.2 billion for the full year

•	Generated $453 million in free cash flow[1]; $894 million for the full year

•	Acquired Spillman Technologies, expanding command center software capabilities

CHICAGO – Feb. 2, 2017 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the fourth quarter and full year of 2016. Click here for a printable news release and financial tables.

SUPPORTING QUOTE

“We ended the year with an outstanding fourth quarter, and I am very encouraged with our strong competitive position and record backlog entering 2017,” said Greg Brown, chairman and CEO of Motorola Solutions.

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Fourth Quarter			Full Year
	2016	2015	% Change	2016	2015	% Change
Sales	$1,883	$1,682	12%	$6,038	$5,695	6%

GAAP
Operating earnings	$403	$389	4%	$1,067	$994	7%
% of Sales	21.4%	23.1%		17.7%	17.5%
EPS from continuing operations	$1.43	$1.56	(8)%	$3.24	$3.17	2%

Non-GAAP
Operating earnings	$541	$458	18%	$1,427	$1,166	22%
% of Sales	28.7%	27.2%		23.6%	20.5%
EPS from continuing operations	$2.03	$1.58	28%	$4.92	$3.33	48%

Products Segment
Sales	$1,226	$1,125	9%	$3,649	$3,676	(1)%
GAAP Operating earnings	$330	$291	13%	$734	$704	4%
% of Sales	26.9%	25.9%		20.1%	19.2%
Non-GAAP Operating earnings	$407	$340	20%	$910	$827	10%
% of Sales	33.2%	30.2%		24.9%	22.5%

Services Segment
Sales	$657	$557	18%	$2,389	$2,019	18%
GAAP Operating earnings	$73	$98	(26)%	$333	$290	15%
% of Sales	11.1%	17.6%		13.9%	14.4%
Non-GAAP Operating earnings	$134	$118	14%	$517	$339	53%
% of Sales	20.4%	21.2%		21.6%	16.8%

OTHER SELECT FOURTH-QUARTER FINANCIAL RESULTS

•	Revenue – Sales increased 12 percent, including $124 million in sales from Airwave. Sales grew in every region. The Products segment sales grew 9 percent, with growth in every region. The Services segment grew 18 percent including Airwave, while Managed and Support Services grew 5 percent excluding Airwave.

•	Operating margin – GAAP operating margin was 21.4 percent of sales, compared to 23.1 percent of sales in the year-ago quarter. Non-GAAP operating margin was 28.7 percent of sales, compared with 27.2 percent in the year-ago quarter. The improvement is primarily the result of higher sales.

•	Taxes – The GAAP effective tax rate was 33 percent, compared with 26 percent in the year-ago quarter. The prior year’s favorable rate was driven primarily by several discrete one-time items. The non-GAAP tax rate was 31 percent, compared with 31 percent in the fourth quarter of 2015.

•	Cash flow – The company generated $513 million in operating cash from continuing operations, up $98 million from the year-ago quarter primarily driven by earnings from higher revenue. Free cash flow[1] was up $82 million to $453 million.

•	Capital allocation – The company ended the quarter with cash and cash equivalents of $1.0 billion and a net debt position of approximately $3.4 billion[3]. The company repaid the $675 million term loan associated with the Airwave acquisition, repurchased $114 million of common stock, paid $68 million in dividends and invested $246 million in acquisitions.

OTHER SELECT FULL-YEAR FINANCIAL RESULTS

•	Revenue – Sales increased 6 percent, including $462 million in Airwave sales. These results reflect growth in North America and Asia Pacific in both Products and Services. Growth of 33 percent in the Europe, Middle East and Africa region was driven by Airwave and partially offset by lower revenue in Norway associated with completing the implementation phase of the nationwide project. Latin America was down 20 percent, primarily on iDEN declines and first-half weakness. Products segment sales were down 1 percent compared to the prior year, while the Services segment grew 18 percent on Managed and Support Services strength.

•	Operating margin – For the full year, GAAP operating margin was 17.7 percent of sales, compared with 17.5 percent for the prior year. Non-GAAP operating margin was 23.6 percent of sales, compared with 20.5 percent for the prior year, driven by higher revenue and lower operating expenses.

•	Taxes – The 2016 GAAP effective tax rate was 33 percent, compared to 30 percent for the prior year. The non-GAAP tax rate was 31 percent, compared with 33 percent in the prior year.

•	Cash flow – The company generated $1.2 billion in operating cash from continuing operations, reflecting an increase of $144 million from the prior year. Free cash flow[1] was $894 million, up $48 million from the prior year. The increase was driven by higher sales and lower operating costs, partially offset by higher capital expenditures.

•	Capital allocation – The company invested $1.3 billion in acquisitions, repurchased approximately $842 million of its common stock and paid $280 million in dividends.

KEY HIGHLIGHTS

Fourth-quarter strategic wins

•	$140 million P25 system deployment for the Washington, D.C. Metro Area Transit Authority

•	$60 million P25 system replacement and multiyear services for San Francisco

•	$40 million P25 system and devices upgrade unifying eight cities in Argentina

•	$17 million Smart Public Safety Solutions sale of computer-aided dispatch equipment, software and multiyear services to Indianapolis

Fourth-quarter innovation and investments in growth

•	Acquired Spillman Technologies, a leading provider of comprehensive law enforcement and public safety software solutions, which bolsters the command center portfolio

•	Released new P25 and TETRA devices that provide unmatched features and functionality. In addition to form factor enhancements, the radios provide Bluetooth 4.0, Wi-Fi and enhanced location services that enable future software and services opportunities

•	Following more than three years of collaboration, emergency services in Norway and Sweden conducted their first major cross-border emergency response exercise supported by fully inter-operable multi-vendor radio communications. This land mobile radio (LMR) to LMR cross-border collaboration using different vendor equipment is spurring additional interest from neighboring countries and illustrates the power of the LMR communications platform

BUSINESS OUTLOOK

•	First-quarter 2017 – Motorola Solutions expects revenue growth of 3 to 5 percent compared with the first quarter of 2016. This includes approximately $115 million from Airwave versus $61 million in the year-ago quarter. The company expects non-GAAP earnings per share from continuing operations in the range of $0.52 to $0.57 per share.

•	Full-year 2017 – The company expects revenue to be up 1 to 2 percent. Airwave revenue is expected to be flat compared with the prior year due to foreign exchange rates. The company expects non-GAAP earnings per share from continuing operations in the range of $5.05 to $5.20 per share.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Standard Time (5 p.m. U.S. Eastern Standard Time) Thursday, Feb. 2. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
	2016	2015	2016	2015
Net sales	$1,883	$1,682	$6,038	$5,695

Gross margin	928	838	2,869	2,719
Operating earnings	403	389	1,067	994

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	243	277	560	640
Net earnings	243	279	560	610
Diluted EPS from continuing operations	$1.43	$1.56	$3.24	$3.17
Weighted average diluted common shares outstanding	170.4	177.5	173.1	201.8

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the fourth quarter of 2016.

(per diluted common share)	Q4 2016
GAAP Earnings from Continuing Operations	$1.43

Highlighted Items:
Share-based compensation expense	$0.06
Reorganization of business charges	$0.31
Intangibles amortization expense	$0.14
Loss on pension plan settlement	$0.15
Release of unrecognized tax benefit from audit settlement	($0.06)

Total Highlighted Items	$0.60

Non-GAAP Diluted EPS from Continuing Operations	$2.03

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance. For the purposes of management’s internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance. Specifically in regards to its restructuring plans, the company has incurred significant restructuring charges as it reduced approximately $700 million of operating expenses in the past four years.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Constant Currency: The company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The company calculates constant currency percentages by converting its current period local currency results using prior-period exchange rates, and then comparing these adjusted values to prior period reported results.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the first quarter and full year of 2017 and incremental revenues of Airwave. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 22 in Item 1A of Motorola Solutions 2015 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (7) the outcome of ongoing and future tax matters; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the acquisition of Airwave; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of the sale of the company’s legacy information systems, including components of the enterprise resource planning (ERP) system and the implementation of a new ERP system; and (23) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

[1]	Free cash flow represents operating cash flow less capital expenditures

[2]	Q4 Non-GAAP financial information excludes the after-tax impact of approximately $0.60 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items for the fourth-quarter. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

[3]	Net debt represents cash and cash equivalents less long-term debt, including current portion

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2017 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2016	December 31, 2015
Net sales from products	$1,226	$1,125
Net sales from services	657	557

Net sales	1,883	1,682

Costs of products sales	525	485
Costs of services sales	430	359

Costs of sales	955	844

Gross margin	928	838

Selling, general and administrative expenses	277	252
Research and development expenditures	142	152
Other charges	76	43
Intangibles amortization	30	2

Operating earnings	403	389

Other income (expense):
Interest expense, net	(48)	(51)
Gains on sales of investments and businesses, net	7	47
Other	—	(8)

Total other expense	(41)	(12)

Earnings from continuing operations before income taxes	362	377
Income tax expense	118	99

Earnings from continuing operations	244	278
Earnings from discontinued operations, net of tax	—	2

Net earnings	244	280
Less: Earnings attributable to noncontrolling interests	1	1

Net earnings attributable to Motorola Solutions, Inc.	$243	$279

Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings from continuing operations, net of tax	$243	$277
Earnings from discontinued operations, net of tax	—	2

Net earnings attributable to Motorola Solutions, Inc.	$243	$279

Earnings per common share:
Basic:
Continuing operations	$1.47	$1.58
Discontinued operations	—	0.02

	$1.47	$1.60

Diluted:
Continuing operations	$1.43	$1.56
Discontinued operations	—	0.01

	$1.43	$1.57

Weighted average common shares outstanding:
Basic	165.4	174.9
Diluted	170.4	177.5

	Percentage of Net Sales*
Net sales from products	65.1%	66.9%
Net sales from services	34.9%	33.1%

Net sales	100.0%	100.0%
Costs of products sales	42.8%	43.1%
Costs of services sales	65.4%	64.5%

Costs of sales	50.7%	50.2%

Gross margin	49.3%	49.8%

Selling, general and administrative expenses	14.7%	15.0%
Research and development expenditures	7.5%	9.0%
Other charges	4.0%	2.6%
Intangibles amortization	1.6%	0.1%

Operating earnings	21.4%	23.1%

Other income (expense):
Interest expense, net	(2.5)%	(3.0)%
Gains on sales of investments and businesses, net	0.4%	2.8%
Other	—%	(0.5)%

Total other expense	(2.2)%	(0.7)%

Earnings from continuing operations before income taxes	19.2%	22.4%
Income tax expense	6.3%	5.9%

Earnings from continuing operations	13.0%	16.5%
Earnings from discontinued operations, net of tax	—%	0.1%
Net earnings	13.0%	16.6%

Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	12.9%	16.6%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

(In millions, except per share amounts)

	Years Ended
	December 31, 2016	December 31, 2015	December 31, 2014
Net sales from products	$3,649	$3,676	$3,807
Net sales from services	2,389	2,019	2,074

Net sales	6,038	5,695	5,881
Costs of products sales	1,649	1,625	1,678
Costs of services sales	1,520	1,351	1,372

Costs of sales	3,169	2,976	3,050

Gross margin	2,869	2,719	2,831

Selling, general and administrative expenses	1,000	1,021	1,184
Research and development expenditures	553	620	681
Other charges	136	76	1,968
Intangibles amortization	113	8	4

Operating earnings (loss)	1,067	994	(1,006)

Other income (expense):
Interest expense, net	(205)	(173)	(126)
Gains (losses) on sales of investments and businesses, net	(6)	107	5
Other	(12)	(11)	(34)

Total other expense	(223)	(77)	(155)

Earnings (loss) from continuing operations before income taxes	844	917	(1,161)
Income tax expense (benefit)	282	274	(465)

Earnings (loss) from continuing operations	562	643	(696)
Earnings (loss) from discontinued operations, net of tax	—	(30)	1,996

Net earnings	562	613	1,300
Less: Earnings attributable to noncontrolling interests	2	3	1

Net earnings attributable to Motorola Solutions, Inc.	$560	$610	$1,299

Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings (loss) from continuing operations, net of tax	$560	$640	$(697)
Earnings (loss) from discontinued operations, net of tax	—	(30)	1,996

Net earnings attributable to Motorola Solutions, Inc.	$560	$610	$1,299

Earnings (loss) per common share:
Basic:
Continuing operations	$3.30	$3.21	$(2.84)
Discontinued operations	—	(0.15)	8.13

	$3.30	$3.06	$5.29

Diluted:
Continuing operations	$3.24	$3.17	$(2.84)
Discontinued operations	—	(0.15)	8.13

	$3.24	$3.02	$5.29

Weighted average common shares outstanding:
Basic	169.6	199.6	245.6
Diluted	173.1	201.8	245.6

	Percentage of Net Sales*
Net sales from products	60.4%	64.5%	64.7%
Net sales from services	39.6%	35.5%	35.3%

Net sales	100.0%	100.0%	100.0%
Costs of products sales	45.2%	44.2%	44.1%
Costs of services sales	63.6%	66.9%	66.2%

Costs of sales	52.5%	52.3%	51.9%

Gross margin	47.5%	47.7%	48.1%

Selling, general and administrative expenses	16.6%	17.9%	20.1%
Research and development expenditures	9.2%	10.9%	11.6%
Other charges	2.3%	1.3%	33.5%
Intangibles amortization	1.9%	0.1%	0.1%

Operating earnings (loss)	17.7%	17.5%	(17.1)%

Other income (expense):
Interest expense, net	(3.4)%	(3.0)%	(2.1)%
Gains (losses) on sales of investments and businesses, net	(0.1)%	1.9%	0.1%
Other	(0.2)%	(0.2)%	(0.6)%

Total other expense	(3.7)%	(1.4)%	(2.6)%

Earnings (loss) from continuing operations before income taxes	14.0%	16.1%	(19.7)%
Income tax expense (benefit)	4.7%	4.8%	(7.9)%

Earnings (loss) from continuing operations	9.3%	11.3%	(11.8)%
Earnings (loss) from discontinued operations, net of tax	—%	(0.5)%	33.9%
Net earnings	9.3%	10.8%	22.1%

Less: Earnings attributable to noncontrolling interests	—%	0.1%	—%
Net earnings attributable to Motorola Solutions, Inc.	9.3%	10.7%	22.1%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

(In millions)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$1,030	$1,980
Accounts receivable, net	1,372	1,362
Inventories, net	273	296
Other current assets	755	954
Current assets held for disposition	—	27

Total current assets	3,430	4,619

Property, plant and equipment, net	789	487
Investments	238	231
Deferred income taxes	2,219	2,278
Goodwill	728	420
Other assets	1,021	271
Non-current assets held for disposition	—	40

Total assets	$8,425	$8,346

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	553	518
Accrued liabilities	2,073	1,671

Total current liabilities	2,630	2,193

Long-term debt	4,392	4,345
Other liabilities	2,355	1,904

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(964)	(106)

Noncontrolling interests	12	10

Total liabilities and stockholders’ equity	$8,425	$8,346

Financial Ratios:
Net cash (debt)*	$(3,366)	$(2,369)

*	Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2016	December 31, 2015
Operating

Net earnings attributable to Motorola Solutions, Inc.	$243	$279
Earnings attributable to noncontrolling interests	1	1

Net earnings	244	280
Earnings from discontinued operations, net of tax	—	2

Earnings from continuing operations, net of tax	244	278
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	75	37
Non-cash other charges	11	9
Loss on pension plan settlement	26	—
Share-based compensation expense	16	20
Gains on sales of investments and businesses, net	(7)	(47)
Loss from the extinguishment of long-term debt	2	—
Deferred income taxes	71	33
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(213)	(146)
Inventories	6	37
Other current assets	(81)	54
Accounts payable and accrued liabilities	427	179
Other assets and liabilities	(64)	(39)

Net cash provided by operating activities from continuing operations	513	415

Investing
Acquisitions and investments, net	(259)	(436)
Proceeds from sales of investments and businesses, net	33	80
Capital expenditures	(60)	(44)
Proceeds from sales of property, plant and equipment	4	1

Net cash used for investing activities from continuing operations	(282)	(399)

Financing
Repayment of debt	(683)	(1)
Net proceeds from issuance of debt	—	(5)
Issuance of common stock	14	14
Purchase of common stock	(114)	(179)
Excess tax benefit from share-based compensation	—	4
Payment of dividends	(68)	(60)

Net cash used for financing activities from continuing operations	(851)	(227)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(37)	(9)

Net decrease in cash and cash equivalents	(657)	(220)
Cash and cash equivalents, beginning of period	1,687	2,200

Cash and cash equivalents, end of period	$1,030	$1,980

Financial Ratios:
Free cash flow*	$453	$371

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In millions)

	Years Ended
	December 31, 2016	December 31, 2015	December 31, 2014
Operating

Net earnings attributable to Motorola Solutions, Inc.	$560	$610	$1,299
Earnings attributable to noncontrolling interests	2	3	1

Net earnings	562	613	1,300
Earnings (loss) from discontinued operations, net of tax	—	(30)	1,996

Earnings (loss) from continuing operations, net of tax	562	643	(696)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	295	150	173
Non-cash other charges	54	52	—
Non-U.S. pension curtailment gain	—	(32)	—
Gain on sale of building and land	—	—	(21)
Loss on pension plan settlement	26	—	1,883
Share-based compensation expense	68	78	94
Loss (gains) on sales of investments and businesses, net	6	(107)	(5)
Loss from the extinguishment of long-term debt	2	—	37
Deferred income taxes	213	160	(557)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	32	21	(62)
Inventories	6	16	(5)
Other current assets	(185)	92	(47)
Accounts payable and accrued liabilities	203	26	(72)
Other assets and liabilities	(117)	(78)	(1,359)

Net cash provided by (used for) operating activities from continuing operations	1,165	1,021	(637)

Investing
Acquisitions and investments, net	(1,474)	(586)	(47)
Proceeds from sales of investments and businesses, net	670	230	3,403
Capital expenditures	(271)	(175)	(181)
Proceeds from sales of property, plant and equipment	73	3	33

Net cash provided by (used for) investing activities from continuing operations	(1,002)	(528)	3,208

Financing
Repayment of debt	(686)	(4)	(465)
Net proceeds from issuance of debt	673	971	1,375
Issuance of common stock	93	84	87
Purchase of common stock	(842)	(3,177)	(2,546)
Excess tax benefit from share-based compensation	—	5	11
Payment of dividends	(280)	(277)	(318)
Distributions from discontinued operations	—	—	93

Net cash used for financing activities from continuing operations	(1,042)	(2,398)	(1,763)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	—	95
Net cash provided by investing activities from discontinued operations	—	—	4
Net cash used for financing activities from discontinued operations	—	—	(93)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	—	(6)

Net cash provided by discontinued operations	—	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(71)	(69)	(79)

Net decrease in cash and cash equivalents	(950)	(1,974)	729
Cash and cash equivalents, beginning of period	1,980	3,954	3,225

Cash and cash equivalents, end of period	$1,030	$1,980	$3,954

Financial Ratios:
Free cash flow*	$894	$846	$(818)

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	December 31, 2016	December 31, 2015	% Change
Products	$1,226	$1,125	9%
Services	657	557	18%

Total Motorola Solutions	$1,883	$1,682	12%

	Years Ended
	December 31, 2016	December 31, 2015	% Change
Products	$3,649	$3,676	(1)%
Services	2,389	2,019	18%

Total Motorola Solutions	$6,038	$5,695	6%

Operating Earnings

	Three Months Ended
	December 31, 2016	December 31, 2015	% Change
Products	$330	$291	13%
Services	73	98	(26)%

Total Motorola Solutions	$403	$389	4%

	Years Ended
	December 31, 2016	December 31, 2015	% Change
Products	$734	$704	4%
Services	333	290	15%

Total Motorola Solutions	$1,067	$994	7%

Operating Earnings %

	Three Months Ended
	December 31, 2016	December 31, 2015
Products	26.9%	25.9%
Services	11.1%	17.6%

Total Motorola Solutions	21.4%	23.1%

	Years Ended
	December 31, 2016	December 31, 2015
Products	20.1%	19.2%
Services	13.9%	14.4%

Total Motorola Solutions	17.7%	17.5%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense, and Highlighted Items)

Q1 2016

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$6	$11	$0.06
Reorganization of business charges	Cost of sales and Other charges	23	8	15	0.08
Intangibles amortization expense	Intangibles amortization	13	3	10	0.06
Acquisition related transaction fees	Other charges	13	—	13	0.07
Loss on investment in United Kingdom treasuries	Other expense (income)	19	7	12	0.07
Realized foreign currency loss on acquisition	Other expense (income)	10	3	7	0.04
Loss on sale of Malaysia facility and operations	Other expense (income)	7	—	7	0.04

Total impact on Net earnings		$102	$27	$75	$0.42

Q2 2016
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$18	$6	$12	$0.07
Reorganization of business charges	Cost of sales and Other charges	27	7	20	0.12
Intangibles amortization expense	Intangibles amortization	38	8	30	0.17
Building impairment	Other charges	17	6	11	0.06

Total impact on Net earnings		$100	$27	$73	$0.42

Q3 2016
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$5	$12	$0.07
Reorganization of business charges	Cost of sales and Other charges	7	2	5	0.03
Intangibles amortization expense	Intangibles amortization	31	7	24	0.14

Total impact on Net earnings		$55	$14	$41	$0.24

Q4 2016
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$16	$5	$11	$0.06
Reorganization of business charges	Cost of sales and Other charges	66	14	52	0.31
Intangibles amortization expense	Intangibles amortization	30	6	24	0.14
Loss on Non-U.S. pension plan settlement	Other charges	26	—	26	0.15
Release of unrecognized tax benefit from audit settlement	Income Tax Expense (Benefit)	—	10	(10)	(0.06)

Total impact on Net earnings		$138	$35	$103	0.60

FY 2016
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$68	$22	$46	$0.27
Reorganization of business charges	Cost of sales and Other charges	123	31	92	0.53
Intangibles amortization expense	Intangibles amortization	113	26	87	0.50
Acquisition related transaction fees	Other charges	13	—	13	0.08
Loss on investment in United Kingdom treasuries	Other expense (income)	19	7	12	0.07
Realized foreign currency loss on acquisition	Other expense (income)	10	3	7	0.04
Loss on sale of Malaysia facility and operations	Other expense (income)	7	—	7	0.04
Building impairment	Other charges	17	6	11	0.06
Loss on Non-U.S. pension plan settlement	Other charges	26	—	26	0.15
Release of unrecognized tax benefit from audit settlement	Income Tax Expense (Benefit)	—	10	(10)	(0.06)

Total impact on Net earnings		$396	$105	$291	$1.68

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	December 31, 2016	December 31, 2015	% Change
Products	$1,226	$1,125	9%
Services	657	557	18%

Total Motorola Solutions	$1,883	$1,682	12%

	Years Ended
	December 31, 2016	December 31, 2015	% Change
Products	$3,649	$3,676	(1)%
Services	2,389	2,019	18%

Total Motorola Solutions	$6,038	$5,695	6%

Non-GAAP Operating Earnings

	Three Months Ended
	December 31, 2016	December 31, 2015	% Change
Products	$407	$340	20%
Services	134	118	14%

Total Motorola Solutions	$541	$458	18%

	Years Ended
	December 31, 2016	December 31, 2015	% Change
Products	$910	$827	10%
Services	517	339	53%

Total Motorola Solutions	$1,427	$1,166	22%

Non-GAAP Operating Earnings %

	Three Months Ended
	December 31, 2016	December 31, 2015
Products	33.2%	30.2%
Services	20.4%	21.2%

Total Motorola Solutions	28.7%	27.2%

	Years Ended
	December 31, 2016	December 31, 2015
Products	24.9%	22.5%
Services	21.6%	16.8%

Total Motorola Solutions	23.6%	20.5%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2016
	TOTAL	Products	Services
Net sales	$1,193	$702	$491
Operating earnings (“OE”)	$100	$51	$49

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	23	21	2
Intangibles amortization expense	13	1	12
Acquisition related transaction fees	13	—	13

Total above-OE non-GAAP adjustments	66	33	33

Operating earnings after non-GAAP adjustments	$166	$84	$82

Operating earnings as a percentage of net sales - GAAP	8.4%	7.3%	10.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	13.9%	12.0%	16.7%

Q2 2016
	TOTAL	Products	Services
Net sales	$1,430	$801	$629
Operating earnings (“OE”)	$224	$129	$95

Above-OE non-GAAP adjustments:
Share-based compensation expense	18	12	6
Reorganization of business charges	27	21	6
Intangibles amortization expense	38	2	36
Building impairment	17	12	5

Total above-OE non-GAAP adjustments	100	47	53

Operating earnings after non-GAAP adjustments	$324	$176	$148

Operating earnings as a percentage of net sales - GAAP	15.7%	16.1%	15.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	22.7%	22.0%	23.5%

Q3 2016
	TOTAL	Products	Services
Net sales	$1,532	$920	$612
Operating earnings (“OE”)	$341	$225	$116
Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	7	5	2
Intangibles amortization expense	31	2	29

Total above-OE non-GAAP adjustments	55	18	37

Operating earnings after non-GAAP adjustments	$396	$243	$153

Operating earnings as a percentage of net sales - GAAP	22.3%	24.5%	19.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	25.8%	26.4%	25.0%

Q4 2016
	TOTAL	Products	Services
Net sales	$1,883	$1,226	$657
Operating earnings (“OE”)	$403	$330	$73

Above-OE non-GAAP adjustments:
Share-based compensation expense	16	10	6
Reorganization of business charges	66	47	19
Loss on Non-U.S. pension plan settlement	26	18	8
Intangibles amortization expense	30	2	28

Total above-OE non-GAAP adjustments	138	77	61

Operating earnings after non-GAAP adjustments	$541	$407	$134

Operating earnings as a percentage of net sales - GAAP	21.4%	26.9%	11.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	28.7%	33.2%	20.4%

FY 2016
	TOTAL	Products	Services
Net sales	$6,038	$3,649	$2,389
Operating earnings (“OE”)	$1,067	$734	$333

Above-OE non-GAAP adjustments:
Share-based compensation expense	68	44	24
Reorganization of business charges	123	94	29
Loss on Non-U.S. pension plan settlement	26	18	8
Intangibles amortization expense	113	8	105
Acquisition related transaction fees	13	—	13
Building impairment	17	12	5

Total above-OE non-GAAP adjustments	360	176	184

Operating earnings after non-GAAP adjustments	$1,427	$910	$517

Operating earnings as a percentage of net sales - GAAP	17.7%	20.1%	13.9%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	23.6%	24.9%	21.6%